Exhibit (E)(13)

PROMISSORY NOTE

$2,350,000.00 December 3, 1998

FOR VALUE RECEIVED, CALPROP CORPORATION, a California Corporation, (“Maker”) promises to pay to CURCI-TURNER COMPANY, a California General Partnership, (“Payee”), at Post Office Box 1549, Newport Beach, CA 92659 or at such other place as Payee may designate, the sum of TWO MILLION THREE HUNDRED FIFTY THOUSAND DOLLARS ($2,350,000.00), together with interest commencing December 3, 1998, until paid, at the rate of Twelve Percent (12%) per annum, (the “Interest Rate”), calculated on a daily basis using a 365 day year, payable on DEMAND, (the “Maturity Date”).

     Each payment shall be credited first on interest then due and the remainder on principal. Should interest not be so paid, it shall thereafter bear like interest as the principal, but such unpaid interest so compounded shall not exceed an amount equal to simple interest on the unpaid principal at the maximum rate permitted by law. Should default be made in the payment of any installment when due, the whole sum of principal and interest shall become immediately due and payable at the option of the holder of this note. Maker agrees to pay a late charge of six percent (6%) of any installment of interest or principal not paid within ten (10) days of when due. Should suit be commenced or an attorney employed to enforce the payment of this note, the undersigned agrees to pay such additional sum as the court may adjudge reasonable as attorney’s fees. Principal and interest is payable in lawful money of the United States of America.

     Executed this 3rd day of December, 1998 at Marina Del Rey, California.

CALPROP CORPORATION A California Corporation
By:	/s/ Ronald S. Petch, President
Ronald S. Petch, President

By:	/s/ Mark F. Spiro, CFO
Mark F. Spiro, Chief Financial Officer

AMENDMENT NO. ONE (1) TO PROMISSORY NOTE

     This Amendment No. One (1) to Promissory Note (the “First Amendment”) is entered into and is to be effective the 19th day of June, 2002 with respect to the Promissory Note in the original principal amount of $2,350,000.00, (the “Promissory Note”) in favor of CURCI-TURNER COMPANY, a California General Partnership, (the “Holder”) executed by CALPROP CORPORATION, a California Corporation (the “Maker”) and is based upon the following facts:

RECITALS

     A.       December 3, 1998, CALPROP CORPORATION, a California Corporation, executed the Promissory Note in the principal amount of $2,350,000.00 at Los Angeles, California in favor of CURCI-TURNER COMPANY, a California General Partnership. A copy of the Promissory Note is attached hereto and marked Exhibit “A.”

     B.       Effective September 1, 1999, Curci-Turner Company, a California General Partnership was merged into and became Curci-Turner Company, LLC, a California Limited Liability Company and thereafter Curci-Turner Company, LLC shall be referred to as the holder.

     C.       The Parties now wish to amend the Promissory Note to provide for an extension of the Maturity Date.

     NOW, THEREFORE, in consideration of the promises contained herein, additional to those already made, CALPROP CORPORATION, a California Corporation, as Maker of the Promissory Note and CURCI-TURNER COMPANY, LLC, a California Limited Liability Company, as the current Holder of the Promissory Note, hereby agree to amend the Promissory Note in only the following respects:

     1.       The Maturity Date of the outstanding principal balance and accrued interest due on the Promissory Note is hereby extended from June 28, 2002 until July 31, 2003.

     2.       The parties hereby adopt the facts as set forth in the Recitals as the basis for and in consideration of the entering into this agreement.

     3.       Except as amended herein, all other terms and conditions of the Promissory Note shall remain unchanged and in full force and effect.

CALPROP CORPORATION.		CURCI-TURNER COMPANY, LLC
A California Corporation		A California Limited Liability Company

By:	/s/ Ronald S. Petch, President	By:	/s/ John Curci

	Ronald S. Petch, President		John Curci, Manager

By:	/s/ Mark F. Spiro, CFO

Mark F. Spiro, Chief Financial Officer

AMENDMENT NO. TWO (2) TO PROMISSORY NOTE

     This Amendment No. Two (2) to Promissory Note (the “Second Amendment”) is entered into and is to be effective this 18th day of July, 2003 with respect to the Promks5ory Note in favor of CURCI-TURNER COMPANY, a California General Partnership, (the “Holder”) in the original principal amount of $2,350,000.00 executed by CALPROP CORPORATION, a California Corporation. (the Promissory Note”) and is based upon the following facts:

RECITALS

     A.       On December 3, 1998, 1998, CALPROP CORPORATION, a California Corporation, as Maker, executed the Promissory Note in the principal amount of $2,350,000.00 at Los Angeles. California in favor of CURCI-TURNER COMPANY, a California General Partnership.

     B.       Effective September 1, 1999, Curci-Turner Company, a California Limited Partnership was merged into and became part of Curci-Turner Company, LLC, a California Limited Liability Company and thereafter Curci-Turner Company, LLC shall be referred to as the holder.

     C.       On June 19, 2002, the Promissory Note was amended by Amendment No. One (1) to Promissory Note to extend the Maturity Date to July 31, 2003.

     NOW, THEREFORE, in consideration of the promises contained herein, additional to those already made, CALPROP CORPORATION, a California Corporation, as Maker of the Promissory Note and CURCI-TURNER COMPANY, a California General Partnership as Holder of the Promissory Note, hereby agree to amend the Promissory Note in only the following respects:

     1.       The Maturity Date of the outstanding principal balance and accrued Interest due on the Promissory Note is hereby extended from July 31, 2003 until January 28, 2004.

     2.       The current outstanding principal balance on the Promissory Note as of July 18, 2003 is $2,391,145.97.

     3.       The parties hereby adopt the facts as set forth in the Recitals as the basis for and in consideration of the entering into this Amendment

     3.       Except as amended herein, all other terms and conditions of the Promissory Note shall remain unchanged and in full force and effect.

CALPROP CORPORATION A California Corporation
By:
Ronald S. Petch, President

By:	/s/ Mark F. Spiro, CFO
Mark F. Spiro, Chief Financial Officer

CURCI-TURNER COMPANY. LLC A California Limited Liability Company
By:	/s/ John Curci
John Curci, Manager

AMENDMENT NO. THREE TO PROMISSORY NOTE

     This Amendment No. Three to Promissory Note (the “Third Amendment”) is entered into and is to be effective this 22nd day of December 2003 with respect to the Note in favor of CURCI-TURNER COMPANY, a California General Partnership (the “Holder”), in the original principal amount of $2,350,000.00, executed by CALPROP CORPORATION, a California corporation (the “Note”), and is based upon the following facts:

     A.       On December 3, 1998, CALPROP CORPORATION, a California Corporation, as Maker, executed the Note in favor of CURCI-TURNER COMPANY, a California General Partnership.

     B.       Effective September 1, 1999, Curd-Turner Company, a California Limited Partnership was merged into and became part of Curci-Turner Company, LLC (the “LLC”). As hereinafter used in this Third Amendment, the term Holder shall mean the LLC.

     C.       On June 19, 2002, the Note was amended by Amendment No. One (1) to Promissory Note to extend the Maturity Date to July 31, 2003.

     D.       On July 18, 2003, the Note was further amended by Amendment No. Two (2) to Promissory Note to extend the Maturity Date to January 28, 2004.

     E.       The current outstanding principal balance of the Note as of the date hereof is $2,391,145.97. Holder is willing to loan additional funds to CALPROP CORPORATION, a California corporation, as Maker of the Note (“Maker”), in the amount of $1,900,000, on the terms and conditions of this Third Amendment, and Maker hereby acknowledges receipt of such funds.

     F.       Concurrently herewith, the Victor and Hannah Zaccaglin Trust has agreed to guarantee the entire outstanding principal balance of the Note as amended hereby.

     G.       Maker Is the owner of certain real property located in San Bernardino County, California, known as the Winkler property (the “Winkler Property”), and has developed certain real property held by Mission Gorge, LLC (the “Mission Gorge Property”).

     NOW, THEREFORE, in consideration of the promises contained herein, additional to those already made, Maker and Holder hereby agree to amend the Note in the following respects:

     1.       Adoption of Recitals. The parties hereby adopt the facts set forth in the recitals in paragraphs A through G above as the basis for and consideration for entering into this Third Amendment.

     2.       Maturity Date. The Maturity Date of the outstanding principal balance and accrued interest due on the Note is hereby extended from January 28, 2004 until June 30, 2004.

     3.       Principal Balance. The outstanding principal balance of the Note as of the date hereof is $4,291,145.97.

     4.       Prepayment. Upon a sale of the Winkler Property, Maker shall retire the outstanding principal balance and all accrued interest on the Note in full, and Holder agrees to accept pre-payment of the Note notwithstanding any provisions of the Note to the contrary. Unless the Note has theretofore been paid in full, Maker also agrees to apply the net proceeds of sale of the Mission Gorge Property as received to pre-payment of the Note, with all payments applied first to accrued interest and then to principal. For this purpose, “net proceeds of sale” means any proceeds remaining after closing costs and debt reduction.

     5.       Confirmation of Terms. Except as amended herein, all other terms and conditions of the Note shall remain unchanged and in full force and effect.

CALPROP CORPORATION A California Corporation
By:	/s/ Mark F. Spiro, CFO
Mark F. Spiro, Chief Financial Officer

CURCI-TURNER COMPANY. LLC A California Limited Liability Company
By:	/s/ John Curci
John Curci, Manager